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                                                                  Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Long Beach Holdings Corp. on Form S-1 of our report on Long Beach Acceptance Corp. dated March 1, 2001 (October 18, 2001 as to note 13), appearing in the Prospectus, which is part of this Registration Statement.


We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP
Parsippany, New Jersey
October 18, 2001